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                                                                   Exhibit 10.17

                                                                       EXHIBIT A

                       Amendment to the Dime Bancorp, Inc.
                            1991 Stock Incentive Plan

                         Effective as of March 27, 1998

            The Dime Bancorp, Inc. 1991 Stock Incentive Plan (the "Plan") is hereby amended in the following particulars:

            1. The first sentence of Section 4.1 of the Plan is hereby amended to read as follows:

                  "The total number of shares Stock reserved and available for distribution under the Plan shall be 9,232,605, plus a number of shares of Stock equal to the sum of the number of (a) shares of Stock previously reserved and available for distribution under the Dime Bancorp, Inc. Stock Incentive Plan (the "Stock Incentive Plan") that are subject to the unexercised portions of any options granted under the Stock Incentive Plan that, on or after February 29, 1996, expire, terminate or are canceled, and (b) shares of Stock consisting of restricted stock sold under the Stock Incentive Plan which are repurchased by Bancorp on or after February 29, 1996; provided, however, that for the purposes of clause (a) above, if any stock appreciation rights granted in tandem with an option granted under the Stock Incentive Plan are exercised and paid in Stock on or after February 29, 1996, the shares theretofore subject to that option (or portion thereof) shall not be counted in determining the number of shares available for future awards under the Plan."

            2. Section 4.1 of the Plan is hereby amended to add at the end thereof a new sentence to read as follows:

            "Notwithstanding the limitation described in the first sentence of this Section 4.1, grants of rights to purchase Restricted Stock under the Plan shall be limited so that the sum of (i) the number of shares of Restricted Stock that are outstanding as of April 30, 1998 (but that have not thereafter been forfeited or repurchased) and
            (ii) the number of shares of Restricted Stock made available after such date for purchase under the Plan or under any other stock incentive plans maintained by Bancorp or any of its subsidiaries shall not exceed 2% of the total number of shares of Stock that are


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            outstanding (inclusive of shares of Restricted Stock otherwise then outstanding) at the time the grant of the right to purchase the Restricted Stock is made."

            3. Section 4.3 of the Plan is hereby amended to read as follows:

                  "4.3 In the event of any merger, reorganization,
            consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets (including cash) or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the aggregate number of shares of Stock available for distribution under the Plan to any single individual with respect to a Stock Option awarded hereunder, the aggregate number of shares of Stock that relate to Stock Appreciation Rights that may be granted to a single individual hereunder, the identity of the stock or other securities to be issued under the Plan, the number of shares subject to outstanding awards and the amounts to be paid by employees, Bancorp or any Related Company, as the case may be, with respect to outstanding awards."

            4. Section 17 of the Plan is amended in its entirety to read as follows:

                  "Section 17. Effective Date and Duration. The Plan, as
            amended, shall be effective as of March 27, 1998, subject, to the extent required by law, to approval by Bancorp's stockholders. No awards of Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock shall be made under the Plan, as amended, after March 26, 2008."